As filed with the Securities and Exchange Commission on August 25, 2015

Registration No. 333-199863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-199863

UNDER THE SECURITIES ACT OF 1933

OMNICARE, INC.

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS IDENTIFIED BELOW

(Exact name of registrant as specified in its charter)

Delaware	31-1001351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio  45202
(513) 719-2600

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Thomas S. Moffatt
Vice President and Secretary
Omnicare, Inc.
900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio  45202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number
Advanced Care Scripts, Inc.	FL	43-2080503
AMC-New York, Inc.	DE	36-4091917
AMC-Tennessee, Inc.	DE	62-1696813
APS Acquisition LLC	DE	61-1401116
ASCO Healthcare of New England, Limited Partnership	MD	23-2763886
ASCO Healthcare of New England, LLC	MD	23-2762311
ASCO Healthcare, LLC	MD	52-0816305
Badger Acquisition LLC	DE	52-2119866
Badger Acquisition of Kentucky LLC	DE	52-2119911
Badger Acquisition of Minnesota LLC	DE	52-2119871
Badger Acquisition of Ohio LLC	DE	52-2119875
Best Care LTC Acquisition Company LLC	DE	20-8401946
BPNY Acquisition Corp.	DE	31-1563804
Campo’s Medical Pharmacy, Inc.	LA	72-1039948
Capitol Home Infusion, Inc.	VA	54-1744833
Care Pharmaceutical Services, LP	DE	31-1399042
Care4 LP	DE	22-3245022
CCRx Holdings, LLC	DE	20-2032406
CCRx of North Carolina Holdings, LLC	DE	20-5864517
CCRx of North Carolina, LLC	DE	20-5964894
CHP Acquisition Corp.	DE	31-1483612
CIP Acquisition Corp.	DE	31-1486402
Compass Health Services, LLC	WV	55-0730048
CompScript, LLC	FL	65-0506539
Continuing Care Rx, LLC	PA	23-2952534
CP Acquisition Corp.	OK	61-1317566
CP Services LLC	DE	20-5858893
D&R Pharmaceutical Services, LLC	KY	61-0955886
Delco Apothecary, Inc.	PA	23-2350209
Enloe Drugs LLC	DE	31-1362346
Evergreen Pharmaceutical of California, Inc.	CA	61-1321151
Evergreen Pharmaceutical, LLC	WA	91-0883397
HMIS, Inc.	DE	36-4124072
Home Care Pharmacy, LLC	DE	31-1255845
Home Pharmacy Services, LLC	MO	37-0978331
Hytree Pharmacy, Inc.	OH	34-1090853
Institutional Health Care Services, LLC	NJ	22-2750964
Interlock Pharmacy Systems, LLC	MO	43-0951332
JHC Acquisition LLC	DE	31-1494762
Langsam Health Services, LLC	DE	73-1391198

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number
LCPS Acquisition LLC	DE	61-1347084
Lobos Acquisition, LLC	DE	86-1068024
Lo-Med Prescription Services, LLC	OH	34-1396063
Main Street Pharmacy L.L.C.	MD	52-1925761
Managed Healthcare, Inc.	DE	31-1450845
Management & Network Services, Inc.	OH	34-1819691
Med World Acquisition Corp.	DE	61-1322120
Medical Arts Health Care, Inc.	GA	58-1640672
MHHP Acquisition Company LLC	DE	20-0619598
NCS Healthcare of Illinois, LLC	IL	37-1354510
NCS Healthcare of Indiana LLC	DE	34-1958652
NCS Healthcare of Indiana, Inc.	IN	35-1954599
NCS Healthcare of Iowa, LLC	OH	31-1509013
NCS Healthcare of Kansas, LLC	OH	34-1839712
NCS Healthcare of Kentucky, Inc.	OH	31-1521217
NCS Healthcare of Montana, Inc.	OH	34-1851710
NCS Healthcare of New Hampshire, Inc.	NH	02-0468190
NCS Healthcare of New Mexico, Inc.	OH	34-1866493
NCS Healthcare of Ohio, LLC	OH	31-1257307
NCS Healthcare of South Carolina, Inc.	OH	31-1508225
NCS Healthcare of Tennessee, Inc.	OH	34-1866494
NCS Healthcare of Washington, Inc.	OH	34-1844193
NCS Healthcare of Wisconsin, LLC	OH	34-1866497
NCS Healthcare, LLC	DE	34-1816187
NCS Services, Inc.	OH	34-1837567
NeighborCare Holdings, Inc.	DE	23-2555703
NeighborCare of Indiana, LLC	IN	95-4482026
NeighborCare of Virginia, LLC	VA	95-4480544
NeighborCare Pharmacies, LLC	MD	52-1465507
NeighborCare Pharmacy Services, Inc.	DE	23-2963282
NeighborCare Repackaging, Inc.	MD	20-1128397
NeighborCare Services Corporation	DE	23-2585556
NeighborCare, Inc.	PA	06-1132947
NIV Acquisition LLC	DE	31-1501415
North Shore Pharmacy Services, LLC	DE	31-1428484
OCR-RA Acquisition, LLC	DE	31-1442830
Omnicare Distribution Center LLC	DE	61-1389057
Omnicare ESC LLC	DE	20-5859052
Omnicare Headquarters LLC	DE	76-0720510
Omnicare Holding Company	DE	31-1262386
Omnicare Indiana Partnership Holding Company, LLC	DE	16-1653107

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number
Omnicare Management Company	DE	31-1256520
Omnicare of Nevada LLC	DE	20-0888517
Omnicare of New York, LLC	DE	95-4450977
Omnicare Pharmacies of Pennsylvania East, LLC	DE	61-1347894
Omnicare Pharmacies of Pennsylvania West, LLC	PA	25-1213193
Omnicare Pharmacies of the Great Plains Holding Company	DE	61-1386242
Omnicare Pharmacy and Supply Services, LLC	SD	41-1730324
Omnicare Pharmacy of Florida, LP	DE	76-0716528
Omnicare Pharmacy of Maine LLC	DE	61-1339662
Omnicare Pharmacy of Nebraska LLC	DE	61-1386244
Omnicare Pharmacy of North Carolina, LLC	DE	76-0716543
Omnicare Pharmacy of Pueblo, LLC	DE	76-0716546
Omnicare Pharmacy of Tennessee LLC	DE	61-1347088
Omnicare Pharmacy of Texas 1, LP	DE	76-0716554
Omnicare Pharmacy of Texas 2, LP	DE	11-3657397
Omnicare Pharmacy of the Midwest, LLC	DE	31-1374275
Omnicare Property Management, LLC	DE	27-1403681
Omnicare Purchasing Company General Partner, Inc.	DE	61-1401040
Omnicare Purchasing Company Limited Partner, Inc.	DE	61-1401038
Omnicare Purchasing Company LP	DE	61-1401039
Pharmacy Associates of Glens Falls, Inc.	NY	14-1554120
Pharmacy Consultants, LLC	SC	57-0640737
Pharmacy Holding #1, LLC	DE	76-0716538
Pharmacy Holding #2, LLC	DE	76-0716536
Pharmasource Healthcare, Inc.	GA	58-2066823
Pharmed Holdings, Inc.	DE	36-4060882
PMRP Acquisition Company, LLC	DE	26-3418908
PP Acquisition Company, LLC	DE	20-2394950
PRN Pharmaceutical Services, LP	DE	35-1855784
Professional Pharmacy Services, Inc.	MD	23-2847488
PSI Arkansas Acquisition, LLC	DE	20-5810731
Roeschen’s Healthcare, LLC	WI	39-1084787
RXC Acquisition Company	DE	20-3113620
Shore Pharmaceutical Providers, Inc.	DE	31-1425144
Specialized Pharmacy Services, LLC	MI	38-2143132
Sterling Healthcare Services, Inc.	DE	36-4031863
Suburban Medical Services, LLC	PA	23-2014806
Superior Care Pharmacy, Inc.	DE	31-1543728
TCPI Acquisition Corp.	DE	31-1508476
Three Forks Apothecary LLC	KY	61-0995656
UC Acquisition Corp.	DE	31-1414594

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number
Uni-Care Health Services of Maine, Inc.	NH	02-0468192
Value Health Care Services, LLC	DE	31-1485530
VAPS Acquisition Company, LLC	DE	20-4849023
Vital Care Infusions, Inc.	NY	61-1336267
Weber Medical Systems LLC	DE	31-1409572
Westhaven Services Co., LLC	OH	34-1151322
Williamson Drug Company, Incorporated	VA	54-0590067
ZS Acquisition Company, LLC	DE	20-4763592

*                 The address for each of the additional registrants is c/o Omnicare, Inc., 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, telephone: (513) 719-2600. The name, address, including zip code, of the agent for service for each of the additional registrants is Thomas S. Moffatt, Vice President and Secretary of Omnicare, Inc., 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, telephone: (513) 719-2600.

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-199863) (the “Registration Statement”) of Omnicare, Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on November 5, 2014, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and remaining unsold.

Pursuant to the Agreement and Plan of Merger, dated as of May 20, 2015, by and among the Registrant, CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), and Tree Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.  The Merger became effective on August 18, 2015.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. The Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but not sold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on August 25, 2015.

OMNICARE, INC.

By:	/s/ Thomas S. Moffatt
Thomas S. Moffatt
Vice President and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.